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                                                                   EXHIBIT 10.30

                          TECHNOLOGY TRANSFER AGREEMENT

                                     THE AGE
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                          TECHNOLOGY TRANSFER AGREEMENT

                                     THE AGE

                                NOVEMBER 30, 2004

               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

           SHANGHAI SHENGPIN NETWORK TECHNOLOGY DEVELOPMENT CO., LTD.

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THIS TECHNOLOGY TRANSFER AGREEMENT (the "Agreement"), is made and entered into as of November 30, 2004 (the "Effective Date") by and between:

(1) SHANGHAI SHENGPIN SOFTWARE DEVELOPMENT CO., LTD. ("SHENGPIN"), a corporation organized and existing under the laws of the PRC and having its registered address at Room 403-A, 727 Zhangjiang Road, Pudong New Area, Shanghai, the PRC.

(2) SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD. ("SHENGQU"), a corporation organized and existing under the laws of the PRC and having its registered address at Room 638-7, Building 2, 351 Guoshoujing Road, Zhangjiang Hi-Tech Park, Shanghai, the People's Republic of China (the "PRC"); and

                                    RECITALS

WHEREAS, Shengpin engages in the business of developing, distributing and selling computer games, including online games played by multiple users;

WHEREAS, Shengqu engages in the business of the operating, publishing and selling online games;

WHEREAS, Shengqu and Shengpin entered into a ONLINE GAME DISTRIBUTION AND SERVICE AGREEMENT I on July 30.

WHEREAS, Shengpin desires to transfer, assign and convey the copyright and the other intellectual property of an online game known as The Age (the "Game", as defined in clause 1.4) to Shengqu and Shengqu desires to obtain the copyright and the other intellectual property of the Game;

NOW, THEREFORE, in consideration of the premises and the mutual consideration received and to be received pursuant to this Agreement, the parties agree as follows:

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1.    DEFINITIONS

In this Agreement, unless the context otherwise requires, the following expressions shall have the meanings set forth below:

1.1 "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday in the PRC.

1.2 "Client Software" shall mean software sold, provided or distributed to the users and therefore, to be loaded onto the user's personal computer.

1.3 "Server Software" shall mean system software and a proprietary database (including the content and records located in such database) located on servers connected to the Internet.

1.4 "Game" shall mean an online game developed by Shengpin known as The Age, which can be played by a user with other users by installing the Client Software onto a user's computer and then accessing the Server Software connected to the Internet.

1.5 "Intellectual Property" shall mean any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including, but not limited to, copyrights (including without limitation, the sole and exclusive right to prepare "derivative works of the copyrighted work and to copy, manufacture, reproduce, distribute copies of, modify, perform and display the copyrighted work and all derivative works thereof), moral rights (including without limitation any right to identification of authorship and any limitation on subsequent modification) and mask-works; (b) rights in and relating to the protection of trademarks, service marks, trade names, goodwill, rights of publicity, merchandising rights, advertising rights and similar rights; (c) rights in and relating to the protection of trade secrets and confidential information; (d) patents, designs, algorithms and other industrial property rights and rights associated therewith; (e) other intellectual and industrial property and proprietary rights (of every kind and nature throughout the universe and however designated) relating to intangible property that are analogous to any of the foregoing rights (including without limitation logos, rental rights and rights to remuneration), whether arising by operation of law, contract, license or otherwise; (f) registrations, applications, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force throughout the universe (including without limitation rights in any of the foregoing); and (g) rights in and relating to the sole and exclusive possession, ownership and use of any of the foregoing throughout the universe, including without limitation, the right to license and sublicense, assign, pledge, mortgage, sell, transfer, convey, grant, gift over, divide, partition and use (or not use) in any way any of the foregoing now or hereafter (including without limitation any claims and causes of action of any kind with respect to, and any other rights relating to the enforcement of, any of the foregoing).

2.    TRANSFER PRODUCTS

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The Shengpin hereby irrevocably transfers, assigns and conveys to Shengqu and the Shengqu hereby accepts and takes all of the Shengpin's rights, title and interest in and to the copyright of the Game and the other Intellectual Property, including but not limited the Game procedure and the contents of related documentation which owned by Shengpin upon the date hereof.

3.    TRANSFER OF INTELLECTUAL PROPERTY

3.1 Transfer of Intellectual Property. According to the terms and conditions of this Agreement, Shengpin agrees to grant and Shengqu accepts an exclusive rights, title and interest in and to the copyright of the Game and the other Intellectual Property.

3.2 Territory. Shengpin shall transfer the copyright of the Game and the other Intellectual Property in all of the word.

3.3 Transfer Limitation. Shengpin has no right to retain the Intellectual Property related to Game which it has transferred and assigned to Shengqu, including but not limited to the name of the Game, trademark, copyright and other exclusive rights. Shengpin has no right to license the transfer product to any other third party in any manner, including but not limited the transfer or grant.

4.    PAYMENT

4.1 Shengqu agrees to pay to Shengpin a transfer fee of RMB 2697448 for the rights granted under this Agreement;

4.2 Shengqu shall pay the total transfer fee within ten (10) Business Days if three following conditions are satisfied:

4.2.1 Shengqu has obtained source codes and objective codes regarding client procedures, server procedures and other related procedures, documentations in all of versions of the Game.

4.2.2 Shengqu has obtained the approvals and registrations from the appropriate government entity that may be necessary or desirable to transfer the right to the copyright and the other Intellectual Property.

4.2.3       Shengqu has received the invoice for a total payment.

5.    REPRESENTATIONS AND WARRANTIES

5.1 Shengpin expressly covenants and warrants that it has good title to the Game free of any copyright and rights relating to the protection of confidential information of any other party or any other encumbrance whatsoever.

5.2 In the event of any infringement actions or likely infringement by any of the product of any third party's copyright or other Intellectual Property, Shengpin shall settle any dispute with any such third party concerning the product at its own expense.

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5.3   Shengpin shall at its sole expense, indemnify, defend and hold Shengqu harmless from and against any damages, liabilities, expenses (including attorneys' fees) or losses resulting from any claims that infringes any Intellectual Property rights of any third party.

6.    GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the PRC.

7.    TERMINATION

Shengqu and Shengpin agree that the ONLINE GAME DISTRIBUTION AND SERVICE AGREEMENT I shall be terminated at the Effective Date.

8.    DISPUTE RESOLUTION

Any dispute, controversy or claim arising out of or in connection with or relating the this Agreement shall be resolved through actions in count of Pu Dong new area, Shanghai.

INWITNESS WHEREOF, Shengpin and Shengqu have each caused this agreement to be executed and delivered by a duly representative, officer or agent, effective as of the Effective Date hereof.

SHANGHAI SHENGPIN NETWORK TECHNOLOGY DEVELOPMENT CO., LTD.

By: /s/ Qunzhao Tan
   ___________________________
Name:  Qunzhao Tan
Title: General Manager

SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.

By: /s/ Tang Jun
   ___________________________
Name:  Tang Jun
Title: